Exhibit 10.1

Amendment No. 1

To

Non-Plan Stock Compensation Election

and Terms and Conditions

Reference is made to that certain election agreement (the “Election Agreement”) pursuant to which Phio Pharmaceuticals Corp., a Delaware corporation (formerly known as RXi Pharmaceuticals Corporation, the “Company”) permitted Geert Cauwenbergh, Dr. Med. Sc. (the “CEO”) to make an irrevocable election to receive Compensation for the period from September 15, 2018 through December 31, 2018 (the “Initial Period”) in the form of cash or restricted shares of Company Common Stock. All capitalized but undefined words used herein shall have the meaning set forth in the Election Agreement.

WHEREAS, pursuant to the Election Agreement, the CEO irrevocably elected to receive 50% of his Compensation in the form of a series of grants of unvested, restricted shares (“RSUs”) of Common Stock (the “Election”); and

WHEREAS, all RSUs received pursuant to a Stock Election vest in full on January 1, 2019 (the “Initial Vesting Date”).

In consideration of the mutual agreements contained herein, the CEO and the Company hereto agree as follows:

1.        The Initial Period under the Election Agreement shall be extended by two months, such that the Election will irrevocably apply to the CEO’s Compensation through February 28, 2019 (the “Extension Period”).

2.       The Initial Vesting Date shall be delayed by two months, such that all RSUs received pursuant to a Stock Election, including during the Initial Period, will vest in full on March 1, 2019 (the “New Vesting Date”).

3.       Other than providing for the Extension Period and the New Vesting Date, this amendment shall not alter any of the terms, obligations, or rights contained in the Election Agreement.

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Phio Pharmaceuticals Corp.

By:        /s/ Gerrit Dispersyn

Name   Gerrit Dispersyn

Title:    President & COO

By signing below, the CEO agrees to the New Vesting Date and acknowledges he has made an irrevocable election to receive Compensation through the Extension Period.

Geert Cauwenbergh, Dr. Med. Sc.

By:       /s/ Geert Cauwenbergh

Date:   12/19/2018

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